EXHIBIT 10.2

FIRST AMENDMENT TO
SHARE PURCHASE AGREEMENT

This First Amendment (“First Amendment”) is made as of this 9th day of July, 2008, by and between ICC WORLDWIDE, INC. (formerly, Torbay Holdings, Inc.), a Delaware corporation (the “Issuer” or the “Company”) and The Melanie S. Altholtz Irrevocable Trust which is located at 1800 Second St, Ste 758, Sarasota, FL 34236 (“Buyer”).

WITNESSETH:

WHEREAS, the Issuer and the Buyer entered into a Share Purchase Agreement (the “Original Agreement”) dated December 3, 2007 in which the Issuer sold preferred stock and common stock to the Buyer; and

WHEREAS, the Issuer and Buyer now seek to amend the Original Agreement to further change the Put Option as part of the consideration for a loan being made to the Company by two other investors which are requiring preference in the availability of cash to pay back the loan.

NOW, THEREFORE, the Issuer and the Buyer hereby amend the Original Agreement as follows:

1. Paragraph 2.1 is deleted in its entirety and replace as follows:

2.1 Starting in the third calendar quarter of 2008, the Company will set aside for the purchase from the Buyer of shares of Series C Preferred Stock three (3%) of its positive net income before income taxes which exceeds $50,000 as reported in the Company’s Form 10-QSB or Form 10-KSB as required to be filed by SEC regulations for the calendar quarter for which the election by Buyer is made.

2. Paragraph 4.14 is added:

4.14  Call Option. At any time and from time to time, the Company may buy back up to 50% of the total Series C stock held by the Buyer on the date of the signing of this amendment at the liquidation price as stated in the designation of the Series C stock. Upon tender of the cash to purchase the Series C stock, Buyer may not convert the Series C stock which is the subject of the tender, to common stock

IN WITNESS WHEREOF, this First Amendment has been executed by the parties hereto the day and year first above written.

Buyer:	Issuer:

/s/ Adam Altholtz	/s/ Richard K Lauer
Adam Altholtz, Trustee	Richard K Lauer, President
The Melanie S. Altholtz Irrevocable Trust	ICC Worldwide, Inc.